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                                                                    EXHIBIT 23.3

                                                              FAX (303) 683-4258

RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS



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
600 SEVENTEENTH STREET    SUITE 1610 N.    DENVER, COLORADO 80202-5416     TELEPHONE (303) 623-9147
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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation by reference to our reserve reports dated as of December 31, 2002, 2001 and 2000, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Annual Report.




                                            /s/ Ryder Scott Company, L.P.

                                            Ryder Scott Company, L.P.

















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
1100 LOUISIANA SUITE 3800    HOUSTON, TEXAS 77002-5216    TEL (713) 651-9191      FAX (713) 651-0849
3700. 700 2ND STREET, SW     CALGARY, ALBERTA T2P 2we     TEL (403) 262-2799      FAX (403) 262-2790
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